UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 5, 2007

Date of Earliest Event Reported:  March 30, 2007

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

250 Parkway Drive, Suite 270
Lincolnshire, Illinois	60069
(U.S. Zip Code)
Krokamp 35
24539 Neumünster, Germany
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2007, Sauer-Danfoss Inc., a Delaware corporation (the “Company”), issued annual incentive award agreements pursuant to the Company’s 2006 Omnibus Incentive Plan to its executive officers.  The agreements took the form of the Company’s newly adopted Sauer-Danfoss Inc. 2006 Omnibus Incentive Plan 2007 Performance Unit Award Agreement (the “Performance Unit Form”) and Sauer-Danfoss Inc. 2006 Omnibus Incentive Plan 2007 Cash-Based Award Agreement (the “Cash-Based Form”).  Copies of the Performance Unit Form and the Cash-Based Form are attached hereto as Exhibits 10.1 and 10.2, respectively.

The Performance Unit Form gives recipients the opportunity to earn performance units to be paid at the end of the performance period in cash or stock upon achievement of stated performance goals.  The Performance Unit Form uses two performance measures:  Simple Average Annual Return on Net Assets and Simple Average Annual Sales Growth, each as defined in Exhibit 10.1.  Depending on the Simple Average Annual Return on Net Assets achieved during the performance period compared to the goals set in a recipient’s Performance Unit Award Agreement, the recipient may receive from 0% to 130% of the recipient’s target award.  The recipient’s award may be increased, depending on the Average Annual Sales Growth achieved during the performance period.

The Cash-Based Form provides for a one-year performance period, at the end of which the recipient may earn a cash award.  The stated performance measure is Total Company EBIT Margin, as defined in Exhibit 10.2.  Depending on the Total Company EBIT Margin achieved compared to the goals set in a recipient’s Cash-Based Award Agreement, the recipient may receive from 0% to 200% of the recipient’s target award.

The foregoing descriptions are qualified in their entirety by reference to Exhibits 10.1 and 10.2.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Sauer-Danfoss Inc. 2006 Omnibus Incentive Plan 2007 Performance Unit Award Agreement.

10.2	Sauer-Danfoss Inc. 2006 Omnibus Incentive Plan 2007 Cash-Based Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: April 5, 2007
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer